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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K/A, into ATMI Inc.'s previously filed Registration Statement File Nos. 33-77060, 33-93048, 333-49561, 333-49561, 333-
56349, 333-55827, 333-82089 and 333-94641. We also consent to the application of our reports to the schedule labeled "Valuation and Qualifying Accounts" as of the dates and period covered by our reports.

                                    /s/ Rath, Anders, Dr. Wanner & Partner

                                    /s/ Dipl. -Kfm. Kabisch
                                        Vereidigter Buchprufer

                                    /s/ Dipl. -Kfm. Metzler
                                        Wirtschaftsprufer

Munich, Germany
September 19, 2000